UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2015

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of	Commission	IRS Employer
incorporation or organization)	File Number	Identification Number

6 Hughes, Suite 200,
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant’s Telephone Number, Including Area Code:

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Security Agreement

On November 6, 2014, the Company entered into a Securities Purchase Agreement with an accredited investor (the “2014 Investor”) pursuant to which the Company issued and sold an aggregate of $200,000 in principal of its 5% Senior Secured Convertible Notes (the “Notes”) to the 2014 Investor for an aggregate purchase price of $200,000. On February 10, 2015, the Company entered into a Securities Purchase Agreement with 2 accredited investors (the “2015 Investors” and, collectively with the 2014 Investor, the “Investors”) pursuant to which the Company issued and sold an aggregate of $365,000 in principal of its Notes to the 2015 Investors for an aggregate purchase price of $365,000. In connection with the sale of the Notes, the Investors became party to a Security Agreement between certain holders of the Notes and Richard P. Stevens, II, as collateral agent (“Security Agreement”).

The Notes are convertible into an aggregate of up to 3,766,667 shares of the Company’s common stock. The Notes have a maturity date of December 31, 2016 (“Maturity Date”). The Notes will bear interest at the rate of five percent (5%) per annum payable quarterly on the fifth (5th) day after the last business day of each calendar quarter. After the Maturity Date, and until the outstanding principal and accrued interest on the Note has been paid, the Note will bear interest at a rate of 1.0% per month. The outstanding principal under the Notes is convertible at any time prior to repayment, in whole or in part, into shares of the Company’s common stock at a conversion price of $0.15 per share, subject to adjustment for stock splits, stock dividends and recapitalizations. All accrued interest on the Notes shall be paid in cash upon any conversion of the Notes. The Notes are secured under the terms of the Security Agreement by a first priority lien on all of the Company’s tangible and intangible assets.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under the heading “Securities Purchase Agreement and Security Agreement” in Item 1.01 of this report is hereby incorporated by reference.

As described in Item 1.01 of this report, the Company issued and sold an aggregate of $565,000 in principal of its Notes. The Notes are convertible into an aggregate of up to 3,766,667 shares of the Company’s common stock. The aggregate gross proceeds of $565,000, less expenses, shall be allocated to general corporate purposes.

The issuance and sale of the Notes were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and the Notes were and the certificates evidencing any shares which may be issued upon conversion of the Notes will be issued with restrictive legends. Each Investor was given adequate access to sufficient information about the Company to make an informed investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015	ALLDIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Michael Linos
	Name:	Michael Linos
	Title:	President and Chief Executive Officer